EXHIBIT 5.1

                          PILLSBURY MADISON & SUTRO LLP
                               2550 Hanover Street
                           Palo Alto, California 94304


                                  May 20, 1998




Savoir Technology Group, Inc.
254 East Hacienda Avenue
Campbell, California  95008

      Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

      We are acting as counsel for Savoir Technology Group, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of the offer and sale under the Securities Act of 1933, as amended (the "Securities Act"), of 96,407 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, pursuant to the Company's registration statement on Form S-3 (such registration statement, as amended, is herein referred to as the "Registration Statement"), on behalf of those certain selling stockholders named therein (the "Selling Stockholders"). The Shares being offered by the Selling Stockholders represent 60,158 shares of Common Stock issuable upon conversion of the Company's Series A Preferred Stock (the "Conversion Shares") and 36,249 shares of Common Stock issued upon payment of a regular quarterly dividend on the Company's Series A Preferred Stock (the "Regular Dividend Shares"). In this regard we have participated in the preparation of the Registration Statement.

      We are of the opinion that (i) the Conversion Shares have been duly authorized and when issued, delivered and paid for in accordance with the terms of the Certificate of Designation, Preferences and Rights of the Company's Series A Preferred Stock, will be legally issued, fully paid and nonassessable, and that (ii) the Regular Dividend Shares have been duly authorized and legally issued, and are fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                          Very truly yours,


                                          /s/   PILLSBURY MADISON & SUTRO LLP